Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of August 17, 2010 is entered into by and among iGATE Corporation, a Pennsylvania corporation (the “Company”), and the Selling Shareholders listed on the signature page hereto.

WHEREAS, the Selling Shareholders wish to diversify their holdings for estate planning purposes;

WHEREAS, the Company intends to file a Registration Statement on Form S-3 (the “Registration Statement”) in order to enable the Selling Shareholders to have greater flexibility with respect to the future disposition of their shares;

WHEREAS, the Company and Selling Shareholders intend to fix their respective rights and obligations with respect to the Registration Statement and associated expenses;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Common Stock” means the common stock, $.01 par value per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means an individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments, and supplements to such prospectus, including post-effective amendments, and all information incorporated by reference in such prospectus.

“Registrable Securities” means the 6,000,000 shares of Common Stock to be registered on the Registration Statement owned by the Selling Shareholders or by any family trusts, partnerships, or charitable organizations established for the benefit of the immediate family members of the Selling Shareholders as of the date hereof; provided, however, that shares of Common Stock that are Registrable Securities shall cease to be Registrable Securities upon the sale thereof pursuant to an effective Registration Statement or Rule 144 (or successor rule) under the Securities Act.

“Registration Expenses” means all fees and expenses incurred by the Company in connection with a registration of its securities, including, without limitation, all registration and filings fee, exchange listing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for the Selling Shareholders and the expense of any special audits incident to or required by any such registration.

“Registration Statement” means the Registration Statement on Form S-3 filed under the Securities Act, with respect to the Registrable Securities, including the Prospectus forming a part thereof, amendments and supplements to the Registration Statement, including post-effective amendments, and all exhibits to and all information incorporated by reference in the Registration Statement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means, with respect to any holder of Registrable Securities, all underwriting discounts, selling commissions and stock transfer or documentary stamp taxes, if any, applicable to any Registrable Securities registered and sold by such holder, and all fees and disbursements of any counsel for such holder (other than any counsel fees and disbursements for one counsel selected to represent all of the Selling Shareholders, which shall be paid by the Company).

“Selling Shareholders” has the meaning ascribed to that term in the preamble of this Agreement.

2. Securities Subject to this Agreement. The only securities entitled to the benefits of this Agreement are the Registrable Securities.

3. Registration Procedures.

(a) The Company shall use all reasonable efforts to effect such registration to permit the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall as expeditiously as practicable:

(i) prepare and file with the SEC, as soon as practicable, the Registration Statement on an appropriate registration form, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and in either case use all reasonable efforts to cause the Registration Statement to become effective and remain effective;

(ii) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which shall terminate when all Registrable Securities covered by the Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and to be filed pursuant to Rule 424 promulgated under the Securities Act and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Selling Shareholders set forth in the Registration Statement or supplement to the Prospectus;

(iii) notify the Selling Shareholders and the managing underwriter or underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing promptly, (1) when the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (2) of any comments of the SEC or any state securities authority with regard to the Registration Statement and of any request by the SEC or any state securities authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (5) in the case of any shelf Registration Statement, if between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sale agreement or other similar agreement, relating to the offering cease to be true and correct in all material respects and (6) of the happening of any event or the discovery of any facts that makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(iv) if requested by the Selling Shareholder whose Registrable Securities are being offered for sale in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the holder of Registrable Securities being offered for sale consider should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered for sale, the purchase price being paid therefor and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(v) if requested by any Selling Shareholder, furnish to each Selling Shareholder, without charge, at least one signed copy of the Registration Statement, any amendment (including any post-effective amendment) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(vi) deliver to each Selling Shareholder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request;

(vii) register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as any seller reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject; and

(viii) otherwise reasonably cooperate with the Selling Shareholders to carry out the intent of this Agreement.

(c) The Company may require each Selling Shareholders to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing; provided, however, that such information shall be used by the Company only to the extent necessary for and in connection with, such registration.

(d) Each Selling Shareholder agrees that, upon receipt of any notice from the Company of the imposition of order suspending the effectiveness of a Registration Statement such Selling Shareholder shall forthwith discontinue disposition of such Registrable Securities until such Selling Shareholder is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the maintenance of the Registration Statement in Section 3 shall be extended by the number of days during the period from and including the date of the stop order to and including the date of the Advice.

4. Expenses of Registration. All Registration Expenses and Selling Expenses shall be borne by the Selling Shareholders.

5. Indemnification.

(a) Indemnification by Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, its officers, directors, partners, retired partners, members and employees and each person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses, including any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, arising out of (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement (or amendment (including any post-effective amendment) or supplement thereto), Prospectus or preliminary Prospectus) or any amendment or supplement thereto, including all documents incorporated therein by reference, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable to any indemnified party in any such case to the extent that any such loss, claim, damage, expense, liability (or action or proceeding in respect thereof), arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such seller furnished to the Company by or on behalf of such seller for use in the preparation thereof.

(b) Indemnification by Holder of Registrable Securities. In connection with a Registration Statement, each holder of Registrable Securities covered thereby shall severally and not jointly indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company who is not a Selling Shareholder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus or preliminary Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained or omission is required to be in any information so furnished in writing by such holder to the Company specifically for inclusion in the Registration Statement (or amendment (including any post-effective amendment) or supplement thereto) or Prospectus (or any amendment or supplement thereto). The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any Prospectus or Registration Statement (or amendment (including any post-effective amendment) or supplement thereto). The obligation of each holder of Registrable Securities to indemnify as provided in this Section 5(b) shall in any event be limited to the net proceeds received by such holder from securities sold pursuant to the Registration Statement.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party’s ability to defend against such claim is impaired as a result of such failure to give such notice) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims or there may exist legal defenses for such person that are materially different from or in addition to those available to the indemnifying party (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement or consent to judgment made without its consent (but if such consent is requested, such consent shall not be unreasonably withheld). No indemnifying party shall be permitted to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, after consultation with counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties or there may exist legal defenses for such indemnified party that are materially different from or in addition to those available to the other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits received by the indemnified party and the indemnifying party as well as their relative fault, as well as any other relevant equitable considerations. The relative fault of the indemnified party and the indemnifying party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnified party or the indemnifying party and each party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided, however, that no holder of Registrable Securities shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of any Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, in no event shall a Selling Shareholder be liable under this Section (d) for contribution in an amount in excess of the net proceeds received by such Selling Shareholder in the sale of Registrable Securities giving rise to such contribution obligation.

(e) The obligations of the parties under this Section 5 shall survive completion of any offering of Registrable Securities in any Registration Statement and the termination of this Agreement.

6. Current Public Information. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will make reasonable best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15 (d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder.

7. Assignment of Rights. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

8. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of all holders of Registrable Securities covered by the Registration Statement.

(b) Counterparts. This Agreement may be executed in any number of counterparts (whether by facsimile or otherwise) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in Pennsylvania without regard to principles of conflicts of laws.

(d) Severability. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

(e) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company hereby. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, and cannot be changed or terminated orally.

(f) Construction. As used in this Agreement, unless the context otherwise requires (i) references to “Sections” are to sections of this Agreement, (ii) “hereof”, “herein”, “hereunder” and comparable terms refer to this Agreement in its entirety and not to any particular part of this Agreement, (iii) the singular includes the plural and the masculine, feminine and neutral gender includes the other, (iv) “including” or “includes” shall be deemed to be followed by the phrase “without limitation”, and (v) headings of the various Sections and subsections are for convenience of reference only and shall not be given any effect for purposes of interpreting this Agreement.

(g) Adjustment. All numbers herein shall be adjusted if and as appropriate to reflect any stock dividend, distribution, split, combination, consolidation or event of a similar nature.

(h) Expenses. The Company shall pay and hold the Selling Shareholders and all holders of Registrable Securities harmless against liability for payment of the reasonable fees and expenses incurred with respect to enforcement of their rights granted under this Agreement.

WITNESS the undersigned have executed and delivered this Registration Rights Agreement as of the date first above written.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Mukund Srinath
Vice President, Legal & Corporate Secretary

SELLING SHAREHOLDERS

By:	/s/ Sunil Wadhwani
Name:	Sunil Wadhwani

By:	/s/ Ashok Trivedi
Name:	Ashok Trivedi

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